                                             ADMINISTRATION AGREEMENT

                                                       among

                                    THORNBURG MORTGAGE SECURITIES TRUST 2007-3,
                                                     as Issuer

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                               as Indenture Trustee,

                                              WELLS FARGO BANK, N.A.,
                                            as Securities Administrator

                                                        and

                                             WILMINGTON TRUST COMPANY,
                                                 as Owner Trustee

                                             Dated as of July 1, 2007

         This Administration Agreement (the "Agreement") is entered into as of July 1, 2007 among THORNBURG
MORTGAGE SECURITIES TRUST 2007-3, a Delaware statutory trust (the "Issuer"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (the "Indenture
Trustee"), WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as securities administrator (the "Securities Administrator") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee of the Issuer (the "Owner Trustee").

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the
Indenture, the Trust Agreement or the Sale and Servicing Agreement (each as defined herein).

                                               W I T N E S S E T H:

         WHEREAS, the Issuer is a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) created by an initial trust agreement, dated as of July 25, 2007, between the Depositor and the Owner
Trustee, as amended and restated by an amended and restated trust agreement, dated as of July 31, 2007, among the
Depositor, the Owner Trustee and the Securities Administrator (the "Trust Agreement") and a certificate of trust filed with the Secretary of State of the State of Delaware on July 25, 2007;

         WHEREAS, the Issuer will issue under an indenture its Thornburg Mortgage Securities Trust 2007-3
Mortgage-Backed Notes, Series 2007-3 (the "Notes") and, under the Trust Agreement, the Ownership Certificates
(the "Ownership Certificates" and collectively with the Notes, the "Securities");

         WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the
Indenture, dated as of July 1, 2007 (the "Indenture"), among the Issuer, the Securities Administrator and the
Indenture Trustee;

         WHEREAS, the Ownership Certificates will be issued pursuant to the Trust Agreement and will represent undivided beneficial ownership interests in the Trust;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the
Securities, including (i) a sale and servicing agreement dated as of July 1, 2007 (the "Sale and Servicing
Agreement"), among the Issuer, as issuer, the Depositor, as depositor, Thornburg Mortgage Home Loans, Inc., as initial seller (the "Initial Seller"), Thornburg Mortgage Funding, Inc., as seller (the "Seller"), Wells Fargo
Bank, N.A., as master servicer (in such capacity, the "Master Servicer"), the Securities Administrator, and the
Indenture Trustee, (ii) the Letter of Representations dated July 31, 2007, between the Issuer and The Depository
Trust Company relating to the Notes (the "Depository Agreement"), (iii) the four Yield Maintenance Agreements, dated as of July 31, 2007, between the Issuer and the Cap Counterparty (the "Yield Maintenance Agreements"), and
(iv) the Indenture (the Sale and Servicing Agreement, the Depository Agreement, the Indenture, the Yield
Maintenance Agreements and the Trust Agreement being hereinafter referred to collectively as the "Related
Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral")
and (b) the undivided beneficial ownership interests in the Issuer represented by the Ownership Certificates (the registered holders of such interests being referred to herein as the "Certificateholders");

         WHEREAS, the Owner Trustee has agreed to perform certain of the duties of the Issuer referred to in the preceding clause in accordance with the provisions of the Trust Agreement;

         WHEREAS, the Issuer desires to have the Securities Administrator perform certain other duties of the
Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

         WHEREAS, the Securities Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1.  Duties of the Securities Administrator.

         (a)      The Securities Administrator agrees to perform all of the duties of the Issuer under the
Depository Agreement.  In addition, the Securities Administrator shall take all appropriate actions that are the duties of the Issuer or the Owner Trustee to take with respect to the following matters under the Trust
Agreement, the Sale and Servicing Agreement and the Indenture:

                     (i)   the duty to cause the Note Register to be kept if the Issuer assumes the duties of
         Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

                     (ii)  the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of the Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new
         Certificate Registrar and the location, or change in location of the Certificate Register (Section 3.03 of the Trust Agreement);

                     (iii) causing the preparation of Definitive Notes in accordance with the instructions of any
         Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

                     (iv)  the maintenance of an office for registration of transfer or exchange of the Notes
         (Section 3.02 of the Indenture);

                     (v)   the maintenance of an office for registration of transfer or exchange of the Ownership
         Certificates (Section 3.08 of the Trust Agreement);

                     (vi)  the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03 of the Indenture);

                     (vii) the preparation of an Issuer Order required to direct the Paying Agent to pay to the
         Securities Administrator all sums held in trust by the Paying Agent (Section 3.03 of the Indenture);

                     (viii)the calculation of accrual of original issue discount, market discount, and the amortization of premium on the Notes (Section 3.03(v) of the Indenture);

                     (ix)  upon receipt of written notice or actual knowledge thereof by a Responsible Officer of the Owner Trustee, the notification to the Indenture Trustee and each Rating Agency of an Event of
         Default under the Sale and Servicing Agreement (Section 3.07(d) of the Indenture);

                     (x)   upon receipt of written notice or actual knowledge thereof by a Responsible Officer of the Securities Administrator, the delivery of notice to the Indenture Trustee and each Rating Agency of each Event of Default under the Indenture and each default by the Securities Administrator, the Master
         Servicer, a Servicer or the Depositor, as applicable, under the Sale and Servicing Agreement (Section
         3.17 of the Indenture);

                     (xi)  the furnishing of the Indenture Trustee with the names and addresses of Holders of
         Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the
         Indenture);

                     (xii) the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01 and 9.02 of the Indenture);

                     (xiii)entering into the Yield Maintenance Agreements on behalf of the Issuer (Section
         2.03(d) of the Trust Agreement);

                     (xiv) causing the preparation of the Notes for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Notes (Sections 2.02, 2.04 and
         2.05 of the Indenture);

                     (xv)  causing the preparation of an Issuer Order and related documents for authentication of the Notes, executing such Issuer Order on behalf of the Issuer and causing delivery thereof to the
         Indenture Trustee (Section 2.02 of the Indenture);

                     (xvi) causing the preparation of any financing statements, continuation statements, instruments of further assurance and other instruments necessary to protect the Collateral (Section 3.05 of the Indenture);

                     (xvii)the delivery of notice to the Indenture Trustee and each Rating Agency of each Event of Default under the Indenture (Sections 3.17 and 5.01(b) of the Indenture);

                     (xviii) consulting with the Owner Trustee regarding the duties of the Issuer under the
         Sale and Servicing Agreement and the Indenture.  The Securities Administrator shall monitor the performance of the Issuer and shall notify the Owner Trustee when action is necessary to comply with the
         Issuer's duties under the Sale and Servicing Agreement and the Indenture; and

                     (xix) any other duties expressly required to be performed by the Securities Administrator under the Indenture, the Sale and Servicing Agreement or the Trust Agreement.

         (b)      The Securities Administrator shall take all appropriate action with respect to the following matters under the Indenture:

                     (i)   the duties of an authenticating agent for authentication of the Notes (Sections 2.01,
         2.02, 2.04, 2.05 and 2.10 of the Indenture);

                     (ii)  the duties of Note Registrar (Sections 2.03, 2.04, 2.07 and 2.11 of the Indenture);

                     (iii) the provision of notices and instructions to the Clearing Agency (Section 2.11 of the
         Indenture); and

                     (iv)  the duties of Paying Agent (Sections 3.03 and 4.02 of the Indenture).

         (c)      The Securities Administrator shall perform, or cause to be performed on behalf of the Issuer, any duties expressly required to be performed by it under the Trust Agreement, including its duties as
Certificate Paying Agent and Certificate Registrar.

         (d)      In carrying out the foregoing duties or any of its other obligations under this Agreement, the
Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Securities Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         In carrying out the foregoing duties and its duties under any other Operative Document, the Securities
Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification.  The Securities Administrator shall not be required to take notice or be deemed to have notice or knowledge of (a) any Event of Default or Default under the Indenture or (b) any Event of
Default under the Sale and Servicing Agreement, unless a Responsible Officer of the Securities Administrator assigned to and working in its corporate trust department obtains actual knowledge of any such event or default or shall have received written notice thereof.  In the absence of such actual knowledge or written notice, the
Securities Administrator is entitled to conclusively assume that no such event or default has occurred.  The
Securities Administrator shall have no responsibility to prepare or file any tax return with respect to the
Issuer, but shall, pursuant to Section 6.06 of the Indenture and Section 4.04 of the Trust Agreement, deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns and shall file such information returns with the Internal Revenue
Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

         The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust
Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice to be given to the
Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

         (e)      The Issuer shall indemnify the Owner Trustee, the Indenture Trustee and the Securities
Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this
Agreement.

         Section 2.  Duties of the Securities Administrator with Respect to the Collateral.  The Issuer hereby authorizes the Securities Administrator to file in any filing office any financing statement, amendment to financing statement (to the extent a Responsible Officer of the Securities Administrator has actual knowledge or receives written notice that an amendment is required to be filed) or continuation statement required to be executed pursuant to Section 3.05 of the Indenture; and the Securities Administrator agrees that it shall file any continuation statement necessary to maintain the effectiveness of any financing statement filed with respect to the Collateral pursuant to the Indenture (provided that it has been furnished with a copy of the filed financing statement by the Issuer, Depositor or Indenture Trustee with the related filing information, including the date, location and filing number of the filed financing statement, on a timely basis), and the Securities
Administrator agrees to file any amendment to any such filed financing statement to the extent a Responsible
Officer of the Securities Administrator receives written notice and instruction (including necessary information)
from the Issuer, the Depositor or the Indenture Trustee on a timely basis that such amendment is required to be filed (Section 3.05 of the Indenture).

         Section 3.  Records.  The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

         Section 4.  Compensation. The Securities Administrator shall perform the duties and provide the services called for under Section 1 above for such compensation as shall be agreed upon between the Securities
Administrator and the Master Servicer.  The fees and disbursements of the attorneys delivering any Opinion of
Counsel, and any other amounts of out-of-pocket expenses reasonably incurred by the Securities Administrator pursuant to this Agreement shall be paid or reimbursed by the Issuer.

         Section 5.  Independence of the Securities Administrator.  For all purposes of this Agreement, the
Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the
Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Securities Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         Section 6.  No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Securities
Administrator and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 7.  Other Activities of Securities Administrator.  Nothing herein shall prevent the Securities
Administrator or its respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

         Section 8.  Term of Agreement; Resignation and Removal of Securities Administrator.

         (a)      This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

         (b)      Subject to Section 8(e) hereof, the Securities Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

         (c)      Subject to Section 8(e) hereof, the Issuer may remove the Securities Administrator immediately upon written notice of termination from the Issuer to the Securities Administrator if any of the following events shall occur:

                     (i)   the Securities Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days
         (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

                     (ii)  a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within sixty (60) days, in respect of the
         Securities Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Securities Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Securities Administrator's affairs; or

                     (iii) the Securities Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Securities
         Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Securities Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this
Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

         (d)      No resignation or removal of the Securities Administrator pursuant to this Section 8 shall be effective until (i) a successor Securities Administrator shall have been appointed by the Issuer in accordance with the Sale and Servicing Agreement and (ii) such successor Securities Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Securities Administrator is bound hereunder.

         If a successor Securities Administrator does not take office within sixty (60) days after the retiring
Securities Administrator resigns or is removed, the resigning or removed Securities Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

         (e)      The appointment of any successor Securities Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.

         (f)      Subject to Sections 8(e) and this Section 8(f), the Securities Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to the Sale and Servicing Agreement, the Securities
Administrator shall immediately resign and such successor Master Servicer shall automatically become the
Securities Administrator under this Agreement.  Any such successor Master Servicer shall be required to agree to assume the duties of the Securities Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Master Servicer.

         Section 9.  Action upon Termination, Resignation or Removal of the Securities Administrator.  Promptly
upon the effective date of termination of this Agreement or the resignation or removal of the Securities
Administrator pursuant to Section 8 hereof, the Securities Administrator shall be entitled to be paid all fees and reimbursable expenses, including any reasonable out-of-pocket attorneys' fees, accruing to it to the date of such termination, resignation or removal.  The Securities Administrator shall forthwith upon such termination pursuant to Section 8 deliver to the successor Securities Administrator all property and documents of or relating to the Collateral then in the custody of the Securities Administrator, or if this Agreement has been terminated, to the Depositor.  In the event of the resignation or removal of the Securities Administrator pursuant to Section
8, the Securities Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Securities Administrator.

         Section 10.  Reporting Requirements of the Commission.  The Securities Administrator shall provide the required assessments, attestations and reports and otherwise comply with Sections 3.16, 3.17, 3.18 and 3.19 of the Sale and Servicing Agreement.

         Section 11.  Notices.  Any notice, report or other communication given hereunder shall be in writing, delivered by mail, overnight courier or facsimile and addressed as follows:

         (a)      if to the Issuer, to:

                  Thornburg Mortgage Securities Trust 2007-3
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware  19890
                  Attention: Corporate Trust Administration
                  Fax:  (302) 636-4140

         (b)      if to the Securities Administrator, to:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045-1951
                  Attention:  Client Manager - Thornburg Mortgage Securities Trust 2007-3
                  Fax:  (410) 715-2380

         (c)      if to the Owner Trustee, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware  19890-0001
                  Fax:  (302) 636-4140

         (d)      if to the Depositor, to:

                  Structured Asset Mortgage Investments II Inc.
                  383 Madison Avenue
                  New York, New York  10179
                  Attention:  Baron Silverstein (Thornburg 2007-3)

         (e)      if to the Indenture Trustee, to:

                  LaSalle Bank National Association
                  135 South LaSalle Street, Suite 1511
                  Chicago, Illinois, 60603
                  Attention: Global Securities and Trust Services - Thornburg 2007-3

or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, hand delivered or faxed to the address of such party as provided above.

         Section 12.  Amendments.

         (a)      This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this
Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.  No such amendment effected pursuant to clause (iii) of the preceding sentence may adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Securities Administrator may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Securities Administrator receives (i) written confirmation from the Rating
Agencies that such amendment will not cause the Rating Agencies to withdraw, qualify or reduce the then current rating assigned to the Notes or (ii) an Opinion of Counsel to such effect.

         (b)      This Agreement may also be amended from time to time by the parties hereto with the consent of the Majority Securityholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Class
Principal Amount (or Class Notional Amount) of the Notes of any Class required to consent to any such amendment without the consent of the Holders of all the outstanding Securities.

         (c)      Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment to each Holder, the Depositor and to each Rating Agency.

         (d)      It shall not be necessary for the consent of Holders under this Section 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by
Holders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

         (e)      The Owner Trustee and the Securities Administrator may, but shall not be obligated to, enter into any amendment which affects the Owner Trustee's or the Securities Administrator's respective rights, duties or immunities under this Agreement or otherwise.

         Section 13.  Successors and Assigns.  This Agreement may not be assigned by the Securities Administrator unless such assignment is previously consented to in writing by the Owner Trustee and the Depositor, and the
Rating Agency Condition in respect thereof has been satisfied.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Securities Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Securities
Administrator without the consent of the Owner Trustee or the Depositor to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Securities Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Depositor an
agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Securities Administrator is bound hereunder.  Subject to the foregoing, this
Agreement shall bind any successors or assigns of the parties hereto.

         Section 14.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF
THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 15.  Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         Section 16.  Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

         Section 17.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 18.  Not Applicable to Wells Fargo Bank, N.A. in Other Capacities.  Nothing in this Agreement shall affect any obligation Wells Fargo Bank, N.A. may have in any other capacity.

         Section 19.  Limitation of Liability of Owner Trustee.  Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the
Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         Section 20.  Limitation of Liability of the Securities Administrator; Indemnification.  Notwithstanding
anything herein to the contrary, this Agreement has been signed by Wells Fargo Bank, N.A. not in its individual capacity but solely in its capacity as Securities Administrator and in no event shall the Securities
Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  The Securities Administrator shall not have any duties or obligations other than those expressly set forth in this Agreement, and no implied duties on its part shall be read into this Agreement.  In acting as Securities Administrator, Wells Fargo Bank, N.A. shall be entitled to the same benefits, rights, immunities, protections and rights to indemnification as are afforded to the Indenture Trustee under Article Six
(including without limitation Section 6.07) of the Indenture.

         Section 21.  Benefit of Agreement.  It is expressly agreed that in performing its duties under this
Agreement, the Securities Administrator will act for the benefit of holders of the Securities as well as for the benefit of the Issuer, and that such obligations on the part of the Securities Administrator shall be enforceable at the instance of the Indenture Trustee and the Issuer.

         Section 22.  Bankruptcy Matters.  No party to this Agreement shall take any action to cause the
Depositor or the Issuer to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Depositor or the Issuer adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Depositor or the Issuer, or file a petition seeking or consenting to reorganization or relief of the Depositor or the Issuer as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Depositor or the
Issuer; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Depositor or the Issuer or of all or any substantial part of the properties and assets of the Depositor or the Issuer, or cause the Issuer to make any general assignment for the benefit of creditors of the Depositor or the Issuer, or take any action in furtherance of any of the above actions.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            THORNBURG MORTGAGE SECURITIES TRUST 2007-3

                                            By:      WILMINGTON TRUST COMPANY,
                                                     not in its individual capacity
                                                     but solely as Owner Trustee

                                            By:      /S/ James P. Lawler
                                                 Name:    James P. Lawler
                                                 Title:   Vice President

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity but solely as Securities Administrator

                                            By:      /S/ Carla S. Walker
                                                 Name:    Carla S. Walker
                                                 Title:    Vice President

                                            WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but solely as Owner Trustee

                                            By:      /S/ James P. Lawler
                                                 Name:    James P. Lawler
                                                 Title:   Vice President

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but solely as Indenture Trustee

                                            By:      /S/ Rita Lopez
                                                 Name:    Rita Lopez
                                                 Title:   Vice President